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Aimco Highlights Successful Execution of Strategy, Governance Enhancements and Commitment to Further Enhancing Stockholder Value

DENVER – November 15, 2022 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”), following extensive engagement with and feedback from stockholders, today announced several actions to accelerate value creation and enhance corporate governance.

Since the December 2020 spin-off of Apartment Income REIT (AIR), Aimco has successfully executed a growth strategy focused on value add, opportunistic and alternative investments, targeting the U.S. multifamily sector. The Company has effectively managed its high-quality portfolio of real estate investments, fortified its balance sheet, substantially added to its pipeline of development opportunities, sourced growth capital and simplified its story through further separation from AIR Communities. These important milestones were reached more than a year earlier than originally projected.

The implementation and acceleration of the Aimco strategy has resulted in total stockholder returns of 45%[1], significantly outperforming the Company’s identified developer peer group[2], the FTSE NAREIT Equity Apartments Index, the MSCI US REIT Index, the S&P 500 Index and the Russell 2000 Index.

The Company has also consistently prioritized investor engagement and, over the past 13 months, has met with stockholders representing more than 80% of Aimco’s outstanding shares of common stock.

As a direct result of these discussions and the maturing of the Aimco business, Dary Stone, Chairman of the Nominating, Environmental, Social, and Governance Committee, announced that the Board has decided to take the following actions:

•
Declassify the Board in 2023: Given the success of Aimco’s strategic plan, the Aimco Board will accelerate the Company’s previously planned transition to annual elections for all directors for one-year terms beginning at the 2023 annual meeting.

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Opt out of MUTA: The Aimco Board will opt out of the provisions of the Maryland Unsolicited Takeover Act, or MUTA, that allow it to re-classify the Board without the approval of stockholders.

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Transition Timing of the Annual Meeting Date: The Board intends to move the date of the Company’s annual meeting so the 2024 annual meeting will be held by the end of the second quarter of 2024.

While Aimco’s reconstituted Board and new management team have outlined and implemented a clear strategy for the Company that has delivered strong results, the Board is mindful that Aimco shares have continued to trade at a meaningful discount to the inherent value of the Company’s assets and growing platform.

Therefore, the Aimco Board is overseeing the evaluation of a broad range of options to enhance stockholder value, including, but not limited to, structural alternatives for the Company’s assets, new capitalization and financing strategies for Aimco’s development platform and pipeline, monetization of certain of the Company’s assets and accelerated share repurchases.

The evaluation and execution of a value enhancing plan will carefully consider the current market conditions and is being led by the Board’s Investment Committee, chaired by Michael Stein, who has considerable experience with similar efforts to unlock stockholder value.

There can be no assurance that the review will result in any transaction or other change or outcome. Aimco does not intend to comment further until it determines that further disclosure is appropriate or necessary.

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[1] From spinoff date (December 14, 2020) through October 31, 2022

[2] Includes AHH, CLPR, CSR, ELME, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, TRC, and VRE (per AIV 2021 10 K); represents simple average

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; future share repurchases; expected investment opportunities; and our 2022 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of pipeline investments and projects, (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on the Company’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; the Company’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the Company’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by the Company; activities by stockholder activists, including a proxy contest; the risk of the timing of our stockholder value enhancement review and the risk that we will not identify any value enhancing options or that we will not successfully execute or achieve the potential benefits of any such options.

In addition, the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review the Company’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, estimates, targets, statements or information contained in this document. It is understood and agreed that any such projections, estimates, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

Contacts

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com

MacKenzie Partners, Inc.

Dan Burch

212-929-5748

Dburch@mackenziepartners.com

Andrew Siegel / Greg Klassen / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449